EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Enterprise Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-184089, No. 333-159006, No. 333-136700, No. 333-133792, No. 333-105079, No. 333-60036 and 333-51953) and Form S-3 (No. 333-197504, No. 333-190017, No. 333-173940, No. 333-161828, No. 333-152076, No. 333-123542, and No. 333-79135) of Enterprise Bancorp, Inc. of our reports dated March 13, 2015, with respect to the consolidated balance sheets of Enterprise Bancorp, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Enterprise Bancorp, Inc.

(signed) KPMG LLP

Boston, Massachusetts
March 13, 2015